UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

STEWARDSHIP FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-21855	22-3351447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Godwin Avenue, Midland Park, NJ	07432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-7100

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Series B Preferred Stock under the Small Business Lending Fund.  On September 1, 2011, Stewardship Financial Corporation (the “Company”) entered into and consummated a Securities Purchase Agreement (the “Securities Purchase Agreement”), with the Secretary of the Treasury (the “Secretary”), pursuant to which the Company issued and sold, and the Treasury purchased 15,000 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Shares”), having a liquidation preference of $1,000 per share (the “Liquidation Amount”), for an aggregate purchase price of $15 million in cash.  The Securities Purchase Agreement was entered into and the Series B Preferred Stock was issued, pursuant to the Small Business Lending Fund program, a $30 billion fund established under the Small Business Jobs Act of 2010 that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The Company’s rights and obligations with respect to the Series B Preferred Shares are set forth in the Securities Purchase Agreement and the Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) filed by the Company with the Department of the Treasury of the State of New Jersey on August 31, 2011, copies of which are attached as exhibits hereto.

The Series B Preferred Shares are entitled to receive non-cumulative dividends, payable quarterly in arrears, on each of January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, as a percentage of liquidation amount, can fluctuate on a quarterly basis during the first ten quarters during which the Series B Preferred Shares are outstanding, based upon changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined in the Securities Purchase Agreement) by the Company’s wholly-owned subsidiary, Atlantic Stewardship Bank (the “Bank”).  Based upon the Bank’s level of QSBL over the baseline level calculated under the terms of the Agreement, the dividend rate for the initial dividend period has been set at one percent (1%).  The dividend rate for future dividend periods will be set based upon the “Percentage Change in Qualified Lending” (as defined in the Securities Purchase Agreement) between each dividend period and the “Baseline” QSBL level (as defined in the Securities Purchase Agreement).  Such dividend rate may vary from one percent (1%) to five percent (5%) per annum for the second through tenth dividend periods and from one percent (1%) to seven percent (7%) for the eleventh through the first half of the nineteenth dividend periods, to reflect the amount of change in the Bank’s level of QBSL.  In the event that the Series B Preferred Shares remain outstanding for more than four and one half years, the dividend rate will be fixed at nine percent (9%).  Prior to that time, in general, the dividend rate decreases as the level of the Bank’s QSBL increases.  Such dividends are not cumulative but the Company may only declare and pay dividends on its common stock (or any other equity securities junior to the Series B Preferred Stock) if it has declared and paid dividends for the current dividend period on the Series B Preferred Shares and will be subject to other restrictions on its ability to repurchase or redeem other securities.

As more fully described in the Certificate of Amendment, the Series B Preferred Shares are non-voting except in limited circumstances.  In addition, in the event that (i) the Company has not timely declared and paid dividends on the Series B Preferred Shares for six dividend periods or more, whether or not consecutive, and (ii) shares of Series B Preferred Stock with an aggregate liquidation preference of at least $25,000,000 are still outstanding, the Treasury (or any successor holder of Series B Preferred Shares) may designate two additional directors to be elected to the Company’s Board of Directors.

Subject to the approval of the Bank’s federal banking regulator, the Federal Reserve, the Company may redeem the Series B Preferred Shares at any time at the Company’s option, at a redemption price equal to the Liquidation Amount per share plus the per share amount of any unpaid dividends for the then-current period through the date of the redemption.

The sale and issuance of the Series B Preferred Shares was effected in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the Series B Preferred Shares under certain circumstances set forth in Annex E to the Securities Purchase Agreement.

The above discussion is a summary only and is qualified in all respects by the specific terms of the Securities Purchase Agreement and the Certificate of Amendment.  A copy of each of the Securities Purchase Agreement, the form of Certificate for the Series B Preferred Shares, the Certificate of Amendment establishing the terms of the Series B Preferred Shares and the press release announcing the completion of the transactions described above are included as exhibits to this Current Report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03 and 5.03.

Repurchase of Series A Preferred Shares under the Capital Purchase Program.  On September 1, 2011, the Company entered into and consummated a letter agreement (the “Repurchase Letter”) with the United States Department of the Treasury (the “Treasury”) pursuant to which the Company, using the proceeds of the issuance of the Series B Preferred Shares, repurchased all 10,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (the “Series A Preferred Shares”), for a purchase price of $10,013,888.89, including accrued but unpaid dividends through the date of repurchase.

The Treasury also holds a warrant (the “Warrant”) to purchase 133,475 shares of the Company’s common stock at an exercise price of $11.24 per share.  Under the terms of the Repurchase Letter, if the Company does not provide notice of intent to repurchase the Warrant by September 16, 2011, the Treasury will be deemed to have provided the Company with notice of its intention to sell the Warrant.  The Company has not yet reached a final determination with respect to the repurchase of the Warrant.

The above discussion is a summary only and is qualified in all respects by the specific terms of the Repurchase Letter.  A copy of the Repurchase Letter is included as an exhibit to this Form 8-K and is incorporated by reference into Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The sale and issuance of the Series B Preferred Shares was effected in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

The terms of the newly established Series B Preferred Shares impose restrictions on the Company’s ability to declare or pay dividends or purchase, redeem or otherwise acquire for consideration, shares of its common stock and any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Shares as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.  Specifically, the Company may not effect any repurchase or declare or pay any dividend on preferred shares ranking pari passu with the Series B Preferred Shares, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the Series B Preferred Shares, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the Series B Preferred Shares, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Shares, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Certificate of Amendment establishing the Series B Preferred Shares, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Shares (the “Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by ten percent (10%) for each one percent (1%) increase in Qualified Small Business Lending over the “Baseline” QSBL level (as defined in the Securities Purchase Agreement).

These restrictions are set forth in the Certificate of Amendment described in Item 5.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2011, the Company filed with the Department of the Treasury of the State of New Jersey a Certificate of Amendment to the Restated Certificate of Incorporation of the Company establishing the terms of the Series B Preferred Shares.  The Certificate of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On September 1, 2011, the Company issued a press release announcing the issuance of the Series B Preferred Shares pursuant to the Small Business Lending Fund program and the repurchase of the Series A Preferred Shares under the Capital Purchase Program.  The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company establishing the terms of the Series B Preferred Stock

4.1	Form of Certificate representing Series B Preferred Shares

10.1	Securities Purchase Agreement, dated September 1, 2011, between the Company and the Secretary of the Treasury

10.2	Repurchase Letter, dated September 1, 2011, between the Company and the United States Department of the Treasury

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWARDSHIP FINANCIAL CORPORATION

Date: September 7, 2011	By:	/s/ Claire M. Chadwick
Claire M. Chadwick
Senior Vice President and Chief Financial Officer

Exhibit Index

No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company establishing the terms of the Series B Preferred Stock

4.1	Form of Certificate representing Series B Preferred Stock

10.1	Securities Purchase Agreement, dated September 1, 2011, between the Company and the Secretary of the Treasury

10.2	Repurchase Letter, dated September 1, 2011, between the Company and the United States Department of the Treasury

99.1	Press Release